Exhibit A


                      Fund Participation Agreement between
                   Western-Southern Life Assurance Company and
                        Touchstone Variable Series Trust


                             As Amended May 1, 2001



Small Cap Value Sub-Account

Emerging Growth Sub-Account

International Equity Sub-Account

High Yield Sub-Account

Value Plus Sub-Account

Growth & Income Sub-Account

Enhanced 30 Sub-Account

Balanced Sub-Account

Bond Sub-Account

Standby Income Sub-Account

Growth/Value Sub-Account

Equity Sub-Account Money

Market Sub-Account



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                                    Exhibit B


                      Fund Participation Agreement between
                   Western-Southern Life Assurance Company and
                        Touchstone Variable Series Trust


                             As Amended May 1, 2001



Touchstone Small Cap Value Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

Touchstone High Yield Fund

Touchstone Value Plus Fund

Touchstone Growth & Income Fund

Touchstone Enhanced 30 Fund

Touchstone Balanced Fund

Touchstone Bond Fund

Touchstone Standby Income Fund

Touchstone Growth/Value Fund

Touchstone Equity Fund

Touchstone Money Market Fund